February 25, 1998



Securities and Exchange Commission
Washington, D.C.  20549

                              Re:  Kayne Anderson Mutual Funds
                                   File No. 811-7705

Dear Sir or Madam:

We have read item 77K of the Form N-SAR of Kayne Anderson Mutual Funds for the period ended December 31, 1997, and agree with the statements contained therein.

Very truly yours,



/s/Tait, Weller & Baker
TAIT, WELLER & BAKER